Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Announces First Quarter 2016 Earnings Conference Call
MIDLAND, MI, April 11, 2016 -- -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its first quarter 2016 results after the stock market closes on Friday, April 15, 2016.
Chemical Financial Corporation will host a conference call to discuss these results on Monday, April 18, 2016 at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-359-3627. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.